Exhibit 10.17(a)

TRANCHE A TERM NOTE

$23,850,000	New York, New York
October 30, 2009

FOR VALUE RECEIVED, the undersigned, IMPAC MORTGAGE HOLDINGS, INC., IMPAC FUNDING CORPORATION, IMPAC WAREHOUSE LENDING GROUP, INC. and INTEGRATED REAL ESTATE SERVICE CORP. (each, a “Borrower” and, collectively, the “Borrowers”), hereby promises to pay, on a joint and several basis, to the order of UBS REAL ESTATE SECURITIES, INC. (the “Lender”) on the Tranche A Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of TWENTY THREE MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($23,850,000), or, if less, the aggregate unpaid principal amount of all Tranche A Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement.  Borrowers further agree to pay, on a joint and several basis, interest in like money at such office specified in Section 2.09 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.03 of such Credit Agreement.

The holder of this Term Note may endorse and attach a schedule to reflect the date, Type and amount of each Tranche A Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion pursuant to Section 2.06 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrowers hereunder or under the Credit Agreement.

This Term Note is one of the Term Notes referred to in the Credit Agreement, dated as of October 30, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrowers and the Lender, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.  Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided therein.

All parties now and hereafter liable with respect to this Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS TERM NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.

THIS TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

IMPAC MORTGAGE HOLDINGS, INC., as a Borrower

By:	/s/ Ronald Morrison
Name:
Title:

IMPAC FUNDING CORPORATION, as a Borrower

By:	/s/ Ronald Morrison
Name:
Title:

IMPAC WAREHOUSE LENDING GROUP, INC., as a Borrower

By:	/s/ Ronald Morrison
Name:
Title:

INTEGRATED REAL ESTATE SERVICE CORP., as a Borrower

By:	/s/ Todd Taylor
Name:
Title: